SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2003

                       EverTrust Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Washington State or other jurisdiction of incorporation	0-26993 Commission File Number	91-1613658 (I.R.S. Employer Identification No.)

2707 Colby Avenue, Suite 600, Everett, Washington (Address of principal executive offices)	98201 (Zip Code)

Registrant's telephone number (including area code): (425) 258-3645

                     Not Applicable
(Former name or former address, if changed since last report)

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Item 5. Other Events

        On December 16, 2003, EverTrust Financial Group, Inc. ("Company") issued a press release reporting that its Board of Directors had declared a three-for-two stock split on the Company's outstanding common stock. The stock split will be payable on January 16, 2004 to shareholder's of record as of January 2, 2004. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

        Exhibit

            99.1     Press Release dated December 16, 2003.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                                                        EVERTRUST FINANCIAL GROUP, INC.

DATE: December 16, 2003                                                  By: /s/ Jeffrey R. Mitchell
                                                                                             Jeffrey R. Mitchell
                                                                                             Vice President and Chief Financial Officer

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Exhibit 99.1

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EVERTRUST FINANCIAL GROUP ANNOUNCES STOCK SPLIT

December 16, 2003 -- Everett, WA -- EverTrust Financial Group, Inc. (Nasdaq: EVRT) today reported that its Board of Directors declared a three-for-two stock split on the Corporation's outstanding common stock. The stock split will be payable on January 16, 2004 to shareholders of record as of January 2, 2004.

As a result of the split shareholders will receive one additional share for every two shares held on the record date. The shares will be issued from authorized but unissued shares of the common stock of the Corporation. No fractional shares will be issued. Any fractional shares created by the split will be paid in cash based upon the closing price of EverTrust Financial Group's common stock on the record date.

EverTrust Financial Group is a diversified financial services holding company (regulated by the Federal Reserve) that serves the Puget Sound region of Washington state through its EverTrust Bank of Washington branches in Seattle, Bellevue, and Snohomish County; Commercial Mortgage Banking Group office in Tacoma, EverTrust Asset Management office in Seattle, and a loan production office in Portland, OR.

For additional information, visit EverTrust Financial Group at www.EVRTonline.com.

CONTACT:     EverTrust Financial Group Inc.
                         Brad Ogura, 425/258-0380

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